U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

Commission File Number

Kraton Performance Polymers, Inc.	001-34581

Kraton Polymers LLC	333-123747

Kraton Performance Polymers, Inc.

Kraton Polymers LLC

(Exact name of registrant as specified in its charter)

Kraton Performance Polymers, Inc.	Delaware	20-0411521

Kraton Polymers LLC	Delaware	26-3739386
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry into a Material Definitive Agreement.

Senior Secured Credit Facility

Overview

On February 11, 2011, Kraton Polymers LLC (the “Company”) entered into a Credit Agreement and related Pledge Agreement, Security Agreement and other related agreements in connection with its new Senior Secured Credit Facility with certain lenders, the Guarantors (as defined below), and Bank of America, N.A., as administrative agent and collateral agent. The Credit Agreement provides for senior secured financing of up to $350 million consisting of:

(1) a $200 million senior secured revolving credit facility, of up to which $30 million may be utilized for the issuance of letters of credit, and up to $15 million may be made available as short-term borrowings upon same-day notice, referred to as swingline loans;

(2) a $150 million senior secured term loan facility to be funded at closing; and

(3) an option to raise up to $125 million of incremental term loans or incremental revolving credit commitments.

Interest Rates and Fees

Borrowings under the senior secured revolving credit facility (other than swingline loans) bear an interest rate equal to, at the Company’s option, either (a) a base rate determined by reference to the higher of (1) the federal funds rate plus 0.50% and, (2) the prime rate of Bank of America, N.A., in each case plus a margin of 2.00% through December 31, 2011 and thereafter 1.75% to 2.25% depending on a consolidated net leverage ratio, or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs plus a margin of 3.00% through December 31, 2011 and thereafter 2.75% to 3.25% depending on a consolidated net leverage ratio. Swingline loans shall bear interest at a rate per annum equal to the base rate plus the applicable rate unless mutually agreed otherwise.

Borrowings under the senior term facility are expected to bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the higher of (1) the federal funds rate plus 0.50% and (2) the prime rate of Bank of America, N.A. in each case plus a margin of 2.00% per annum, or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs plus a margin of 3.00% per annum.

In addition to paying interest on outstanding principal under the revolving credit facility and term loan facility, the Company will be required to pay a commitment fee in respect of the unutilized commitments under the revolving credit facility, as well as pay customary letter of credit fees and agency fees.

Guarantees and Security

The Senior Secured Credit Facility is unconditionally guaranteed by Kraton Performance Polymers, Inc. and the wholly-owned domestic subsidiaries of the Company, and is required to be guaranteed by all future direct and indirect material domestic subsidiaries. Pursuant to the Pledge Agreement and Security Agreement all obligations are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of other existing wholly-owned domestic subsidiaries, including (a) a pledge of 100% of the equity interests of the Company and other existing wholly-owned domestic subsidiaries, direct or indirect, (b) a pledge of 65% of the voting capital stock and the other equity interests of all material first-tier foreign subsidiaries, direct or indirect, subject to certain exceptions, (c) a grant of a security interest in substantially all of the Company’s assets and the assets of all other wholly-owned domestic subsidiaries, (d) a mortgage lien on all of the Company’s material real property and that of the other wholly-owned domestic subsidiaries, and (e) all proceeds of the foregoing.

Prepayments

The Senior Secured Credit Facility will require the Company to prepay (a) 100% of the net cash proceeds of all asset dispositions in excess of $7,500,000 in any fiscal year, to the extent that such proceeds are not reinvested within 12 months of such disposition or committed to be reinvested within 12 months and actually so reinvested within 18 months of such commitment, (b) 50% of excess cash flow, declining to 25% and 0% based on a consolidated net leverage ratio, and (c) a percentage of net cash proceeds of certain unsecured indebtedness issued pursuant to the Credit Agreement in excess of $200,000,000 equal to (i) 100% if a consolidated net leverage ratio is greater than 2.75:1.00 on a pro forma basis and (ii) 0% if a consolidated net leverage ratio is less than or equal to 2.75:1.00 on a pro forma basis.

The company is permitted to voluntarily prepay outstanding obligations under the Senior Secured Credit Facility at any time without penalty, other than customary breakage costs with respect to LIBOR loans.

Certain Covenants and Events of Default

The Senior Secured Credit Facility requires the Company to maintain a consolidated net leverage ratio not exceeding certain agreed levels, and restricts the operations and business of Kraton Performance Polymers, Inc., the Company and its subsidiaries. Additionally, the Senior Secured Credit Facility contains a number of affirmative covenants, including, among other things: (i) the delivery of financial statements and other reports; (ii) the delivery of compliance certificates and other information; (iii) the delivery of notices, including notices of default and other material matters; (iv) compliance with laws and material contractual obligations; (v) payment of obligations, including taxes and indebtedness; (vi) the maintenance of insurance; (vii) the preservation of existence; and (viii) the maintenance of properties.

The Senior Secured Credit Facility also contains a number of negative covenants, including, among other things: (i) limitations on liens; (ii) limitations on mergers and consolidations; (iii) limitations on sales of assets outside of the ordinary course of business; (iv) limitations on the incurrence and existence of debt; (v) limitations on restricted payments; (vi) limitations on investments, loans, advances and acquisitions; and (vii) limitations on transactions with affiliates. The Senior Secured Credit Facility also contains certain customary events of default, including, without limitation, a failure to make payments under the facility, cross-default and cross-judgment default, certain bankruptcy events and certain change of control events.

Security Agreement

On February 11, 2011, Kraton Performance Polymers, Inc., the Company and its wholly-owned domestic subsidiaries entered into a Security Agreement (the “Security Agreement”) in favor of Bank of America, N.A., as collateral agent, to secure the payment of the Senior Secured Credit Facility. Under the Security Agreement, Kraton Performance Polymers, Inc., the Company and its wholly-owned domestic subsidiaries granted a security interest in the collateral described therein and the proceeds thereof now owned or thereafter acquired by Kraton Performance Polymers, Inc., the Company and its wholly-owned domestic subsidiaries. All of the Company’s future direct and indirect material domestic subsidiaries are required to become parties to the Pledge Agreement and Security Agreement.

Indenture and 6.75% Senior Notes due 2019

On February 11, 2011, the Company and Kraton Polymers Capital Corporation (a wholly-owned subsidiary of the Company, together with the Company, the “Issuers”) issued $250,000,000 aggregate principal amount of 6.75% Senior Notes due 2019 (the “Notes”), which mature on March 1, 2019, pursuant to an indenture, dated as of February 11, 2011, among the Issuers, Kraton Performance Polymers, Inc., the parent company of the Issuers, and all of the Issuers’ wholly-owned domestic subsidiaries that guarantee the Company’s new Senior Secured Credit Facility (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Indenture provides that the Notes are general unsecured, senior obligations of the Issuers, and initially will be unconditionally guaranteed on a senior unsecured basis. The Company will use the net proceeds from the sale of the Notes to refinance substantially all of its existing indebtedness, to pay accrued and unpaid interest, to pay related fees and expenses and to pay tender premiums with respect to its existing indebtedness.

The Company will pay interest on the Notes at 6.75% per annum, semi-annually in arrears on March 1 and September 1, commencing on September 1, 2011.

The Company may redeem some or all of the Notes at any time on or after March 1, 2015, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. The Company may redeem the Notes prior to March 1, 2015 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date, plus a “make-whole” premium. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes using net proceeds from certain equity offerings completed prior to March 1, 2014 at a redemption price of 106.75% of the principal amount, plus accrued and unpaid interest to the redemption date, subject to compliance with certain conditions.

The Indenture contains covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (i) incur or guarantee additional indebtedness or issue preferred stock; (ii) conduct certain asset sales; (iii) pay dividends or distributions on, or redeem or repurchase, its capital stock; (iv) make certain investments; (v) create liens on assets; (vi) merge or consolidate or sell all or substantially all of its assets; (vii) enter into transactions with affiliates; and (viii) create restrictions on the payment of dividends or other amounts to the Issuers. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, may permit or, in certain circumstances, require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Registration Rights Agreement

On February 11, 2011, the Issuers and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Macquarie Capital (USA) Inc. that provides holders of the Notes certain rights relating to registration of the Notes under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will file an exchange offer registration statement with respect to a registered offer (the “Exchange Offer”) to exchange the Notes for substantially identical notes (the “Exchange Notes”) and use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act. Upon the exchange offer registration statement being declared effective, the Issuers and the Guarantors will use their commercially reasonable efforts to consummate the Exchange Offer on or prior to the 270th days after the date of the original issue date of the Notes. Under certain circumstances, in lieu of the Exchange Offer, the Issuers and the Guarantors have agreed to file a shelf registration statement covering resales of the Notes. If and for so long as (i) the Issuers and the Guarantors have not exchanged the Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer or a shelf registration statement has not been declared effective, or (ii) if applicable, a shelf registration statement has not been declared effective or such shelf registration statement ceases to be effective at any time during the required period (subject to certain exceptions) (each such event in clauses (i) and (ii), the “Registration Default”), the annual interest rate borne by the Notes will be increased by 0.25% per annum during the 90-day period immediately following such Registration Default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum.

Supplemental Indenture

On February 10, 2011, the Company entered into a first supplemental indenture (the “First Supplemental Indenture”), by and among the Issuers, Wells Fargo Bank, National Association (formerly Wells Fargo Bank Minnesota, N.A.), as trustee for the indenture (the “2014 Indenture”) governing the Company’s 8.125% Senior Subordinated Notes due 2014 (the “8.125% Notes”), and certain guarantors party to the 2014 Indenture.

The First Supplemental Indenture was entered into in connection with the Issuers’ previously announced tender offer to purchase for cash any and all of the 8.125% Notes and a concurrent solicitation of consents from the holders of the 8.125% Notes to amend the 2014 Indenture (the “Offer to Purchase and Consent Solicitation”), commenced on January 28, 2011. The First Supplemental Indenture amends the 2014 Indenture to, among other things, eliminate substantially all of the restrictive covenants as well as certain events of default (other than, among other events of default, the failure to make payment with respect to the 8.125% Notes, certain bankruptcy events and the failure of a guarantee of the 8.125% Notes) and related provisions contained in the 2014 Indenture.

The First Supplemental Indenture, dated as of February 10, 2011, became operative on February 11, 2011, when the Company accepted for payment and purchased its 8.125% Notes pursuant to the terms of the Issuers’ Offer to Purchase and Consent Solicitation Statement dated January 28, 2011.

Certain Relationships

The joint leader arrangers, administrative agent, certain lenders under the Senior Secured Credit Facility and the joint bookrunners under the Notes and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders acted as lenders and/or agents under, and as consideration therefore received customary fees and expenses in connection with, the Senior Secured Credit Facility. Affiliates of the joint bookrunners acted as initial purchasers of the notes issued under the Indenture described above and participated in other financing aspects relating the Senior Secured Credit Facility (including as dealer managers for tender offers for certain indebtedness of the Company).

The foregoing summaries do not purport to be complete and are qualified in their entireties by reference to the Indenture, the Registration Rights Agreement, the First Supplemental Indenture and the Credit Agreement, attached hereto as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 10.1 respectively, and incorporated herein by reference.

Item 1.02 – Termination of a Material Definitive Agreement

On February 11, 2011, in connection with the borrowings under the Senior Secured Credit Facility, the Company repaid in full all outstanding borrowings under the credit and guaranty agreement, dated as of December 23, 2003, as amended from time to time (the “Existing Senior Secured Credit Facilities”), by and among Parent, the Company, UBS AG, as administrative agent, and the lenders from time to time party thereto, and terminated the Existing Senior Secured Credit Facilities. A summary of the terms of the Existing Senior Secured Credit Facilities is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and is incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03 – Material Modification to the Rights of Security Holders

The information set forth under Item 1.01 above regarding the First Supplemental Indenture is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

On February 11, 2011 the Company purchased $151,025,000 principal amount of its outstanding 8.125% Senior Notes due 2014 (CUSIP No. 50076XAB7) pursuant to the early tender provisions of its Offer to Purchase and Consent Solicitation Statement, which was delivered to the holders of the 8.125% Notes on January 28, 2011. The tender offer is scheduled to expire at 8:00 a.m., New York City time on February 28, 2011, unless extended or earlier terminated (the “Expiration Date”).

In addition, the Company has called for redemption, in accordance with the terms of the 2014 Indenture, all 8.125% Notes that remain outstanding after the Expiration Date, at the applicable redemption price, plus interest accrued to the redemption date of March 14, 2011.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit

4.1	Indenture, dated as of February 11, 2011, among Kraton Polymers LLC, Kraton Polymers Capital Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 6.75% Senior Notes due 2019.

4.2	Registration Rights Agreement dated as of February 11, 2011 by and among Kraton Polymers LLC, Kraton Polymers Capital Corporation, Kraton Performance Polymers, Inc., Elastomers Holdings LLC and Kraton Polymers U.S. LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Macquarie Capital (USA) Inc.

4.3	First Supplemental Indenture, dated as of February 10, 2011 among Kraton Polymers LLC, Kraton Polymers Capital Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 8.125% Senior Subordinated Notes due 2014.

10.1	Credit Agreement dated as of February 11, 2011 among Kraton Performance Polymers, Inc., as a Guarantor, Kraton Polymers LLC, as Borrower, the other Guarantors named therein, the Lenders named therein and Bank of America, N.A., as Administrative Agent.

10.2	Pledge Agreement dated as of February 11, 2011 among Kraton Polymers LLC, as Borrower, Kraton Performance Polymers, Inc. and other parties, as Pledgors, and Bank of America, N.A., as Collateral Agent for the holders of the Secured Obligations.

10.3	Security Agreement dated as of February 11, 2011 among Kraton Polymers LLC, as Borrower, Kraton Performance Polymers, Inc. and other parties, as Grantors, and Bank of America N.A. as Collateral Agent for the holders of the Secured Obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATON PERFORMANCE POLYMERS, INC.

Dated: February 15, 2011	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer

KRATON POLYMERS LLC

Dated: February 15, 2011	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit

4.1	Indenture, dated as of February 11, 2011, among Kraton Polymers LLC, Kraton Polymers Capital Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 6.75% Senior Notes due 2019.

4.2	Registration Rights Agreement dated as of February 11, 2011 by and among Kraton Polymers LLC, Kraton Polymers Capital Corporation, Kraton Performance Polymers, Inc., Elastomers Holdings LLC and Kraton Polymers U.S. LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Macquarie Capital (USA) Inc.

4.3	First Supplemental Indenture, dated as of February 10, 2011 among Kraton Polymers LLC, Kraton Polymers Capital Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 8.125% Senior Subordinated Notes due 2014.

10.1	Credit Agreement dated as of February 11, 2011 among Kraton Performance Polymers, Inc., as a Guarantor, Kraton Polymers LLC, as Borrower, the other Guarantors named therein, the Lenders named therein and bank of America, N.A., as Administrative Agent.

10.2	Pledge Agreement dated as of February 11, 2011 among Kraton Polymers LLC, as Borrower, Kraton Performance Polymers, Inc. and other parties, as Pledgors, and Bank of America, N.A., as Collateral Agent for the holders of the Secured Obligations.

10.3	Security Agreement dated as of February 11, 2011 among Kraton Polymers LLC, as Borrower, Kraton Performance Polymers Inc. and other parties, as Grantors, and Bank of America N.A. as Collateral Agent for the holders of the Secured Obligations.